EXHIBIT 10.4

Northwest Bank
Annual Performance Award Plan

Purpose:
–To attract, retain and motivate eligible employees

Eligibility Requirements:
–Certain positions at a specified level are eligible for consideration
–Employed by the company for a minimum of six months of the fiscal year
–Be actively employed by the company at the time of payment or retired between the last day of the fiscal year and the payment date. Retirees must meet the definition of normal retirement – sixty-five years old with a minimum of five years of service with the company
–Rated fully met expectations or higher on their last performance evaluation
–Recipients must have a restrictive covenant in place prior to payment
–Corporate Senior Vice Presidents and higher must agree to Northwest’s Claw Back Policy

Calculations:
–Bonus percentages are based on a Board approved matrix which consists of five company performance levels, seven categories of eligible participants and their performance rating
–Bonuses will be calculated on base salaries as of the last day of the fiscal year
–Bonuses will be prorated for those with six but less than 12 months of service in the fiscal year and those promoted to an eligible position during the fiscal year

Target Bonus % of Salary & Payout Range
Target Bonus % Salary	100%
Threshold % Target	50%
Maximum % Target	150%

Gate* (Minimum Performance Necessary for Possibility of Payout) - both metrics must be achieved
Metric	Threshold	Actual
Net Charge-offs	0.50%	0.25%
Total Delinquency	3.00%	1.50%

Payout Metrics* (Performance Range for Annual Performance Award Payout, Assuming Gates are Satisfied)
Metric	Weighting	Threshold	Target	Maximum
ROAA	15%	1.10%	1.15%	1.20%
ROAE	15%	8.0%	9.0%	10.0%
EPS Growth	15%	6.0%	8.0%	10.0%
Efficiency Ratio	15%	64.0%	62.0%	60.0%
Deposit Growth	20%	2.0%	3.0%	4.0%
Strategic / Individual Performance	20%	3	4	5
Total Weighting	100%

*Compensation Committee of the Board of Directors has discretion regarding both the gate and metrics

Annual Performance Award Payout % of Salary
Job Role	Below Threshold - 0%	Threshold - 50%	Target - 100%	Maximum - 150%
CEO/President	0.0%	35.0%	70.0%	105.0%
CFO	0.0%	25.0%	50.0%	75.0%
Production SEVPs & EVPs	0.0%	20.0%	40.0%	60.0%
Infrastructure SEVPs & EVPs	0.0%	17.5%	35.0%	52.5%